EXXON MOBIL CORPORATION					EXHIBIT 99.2

4Q14 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M		4Q14	3Q14	2Q14	1Q14	4Q13
Upstream
United States		1,503	1,257	1,193	1,244	1,186
Non-U.S.		3,965	5,159	6,688	6,539	5,600
Total		5,468	6,416	7,881	7,783	6,786
Downstream
United States		(1)	460	536	623	597
Non-U.S.		498	564	175	190	319
Total		497	1,024	711	813	916
Chemical
United States		832	765	528	679	808
Non-U.S.		395	435	313	368	102
Total		1,227	1,200	841	1,047	910

Corporate and financing		(622)	(570)	(653)	(543)	(262)
Net income attributable to ExxonMobil (U.S. GAAP)		6,570	8,070	8,780	9,100	8,350

Earnings per common share (U.S. GAAP)		1.56	1.89	2.05	2.10	1.91
Earnings per common share
- assuming dilution (U.S. GAAP)		1.56	1.89	2.05	2.10	1.91

Capital and Exploration Expenditures, $M
Upstream
United States		2,350	2,261	2,698	2,092	2,098
Non-U.S.		6,295	6,163	5,696	5,172	6,534
Total		8,645	8,424	8,394	7,264	8,632
Downstream
United States		422	364	296	228	264
Non-U.S.		610	416	386	312	409
Total		1,032	780	682	540	673
Chemical
United States		449	342	502	397	369
Non-U.S.		322	284	212	233	248
Total		771	626	714	630	617
Other		16	7	10	2	2

Total Capital and Exploration Expenditures		10,464	9,837	9,800	8,436	9,924

Exploration Expense Charged to Income, $M
Consolidated	- United States	52	39	104	35	70
	- Non-U.S.	484	279	389	280	518
Non-consolidated - ExxonMobil share	- United States	7	3	50	1	15
	- Non-U.S.	49	107	63	22	109
Exploration Expenses Charged to Income Included Above		592	428	606	338	712

Effective Income Tax Rate, %		32%	43%	41%	45%	46%

Common Shares Outstanding, millions
At quarter end		4,201	4,235	4,265	4,294	4,335
Average - assuming dilution		4,235	4,267	4,297	4,328	4,361

Total Cash and Cash Equivalents, $G1		4.7	5.0	6.3	5.8	4.9

Total Debt, $G		29.1	21.8	21.8	21.4	22.7

Cash Flow from Operations and Asset Sales, $G
Net cash provided by operating activities		7.5	12.4	10.2	15.1	10.2
Proceeds associated with asset sales		0.2	0.1	2.6	1.1	1.8
Cash flow from operations and asset sales		7.7	12.5	12.8	16.2	12.0

1 Includes restricted cash of $0.1G in 4Q14, $0.1G in 3Q14, $0.2G in 2Q14, $0.2G in 1Q14, $0.3G in 4Q13.

EXXON MOBIL CORPORATION

4Q14 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	4Q14	3Q14	2Q14	1Q14	4Q13
liquids, bitumen and synthetic oil, kbd
United States	473	442	458	442	446
Canada / South America	312	295	282	315	320
Europe	190	174	178	195	194
Africa	519	483	473	480	455
Asia	631	601	597	666	775
Australia / Oceania	57	70	60	50	45
Total liquids production	2,182	2,065	2,048	2,148	2,235

Natural gas production available for sale, mcfd
United States	3,371	3,411	3,421	3,412	3,455
Canada / South America	320	272	316	336	365
Europe	3,191	2,192	2,426	3,465	3,508
Africa	2	1	6	7	4
Asia	3,786	4,027	4,070	4,519	4,273
Australia / Oceania	564	692	511	277	282
Total natural gas production available for sale	11,234	10,595	10,750	12,016	11,887

Total worldwide liquids and gas production, koebd	4,054	3,831	3,840	4,151	4,216

Refinery throughput, kbd
United States	1,876	1,835	1,711	1,811	1,823
Canada	373	409	418	378	387
Europe	1,438	1,499	1,445	1,432	1,310
Asia Pacific	470	655	686	702	744
Other Non-U.S.	192	193	194	186	188
Total refinery throughput	4,349	4,591	4,454	4,509	4,452

Petroleum product sales, kbd
United States	2,666	2,697	2,651	2,605	2,712
Canada	489	514	494	488	472
Europe	1,597	1,585	1,525	1,513	1,458
Asia Pacific	644	746	733	762	882
Other Non-U.S.	449	457	438	449	470
Total petroleum product sales	5,845	5,999	5,841	5,817	5,994

Gasolines, naphthas	2,486	2,482	2,436	2,401	2,533
Heating oils, kerosene, diesel	1,926	1,968	1,887	1,865	1,881
Aviation fuels	405	445	412	428	443
Heavy fuels	371	389	379	429	416
Specialty products	657	715	727	694	721
Total petroleum product sales	5,845	5,999	5,841	5,817	5,994

Chemical prime product sales, kt
United States	2,409	2,376	2,351	2,392	2,486
Non-U.S.	3,310	3,873	3,788	3,736	3,591
Total chemical prime product sales	5,719	6,249	6,139	6,128	6,077

EXXON MOBIL CORPORATION

4Q14 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	4Q14 vs. 4Q13	4Q14 vs. 3Q14	2014 vs. 2013
Upstream
Prior Period	6,786	6,416	26,841
Realization	-2,360	-2,160	-2,010
Volume / Mix	400	140	510
Other	640	1,070	2,210
Current Period	5,468	5,468	27,548
Downstream
Prior Period	916	1,024	3,449
Margin	40	-360	-230
Volume / Mix	20	-20	480
Other	-480	-150	-650
Current Period	497	497	3,045
Chemical
Prior Period	910	1,200	3,828
Margin	490	200	520
Volume / Mix	-60	-70	100
Other	-110	-100	-130
Current Period	1,227	1,227	4,315

Upstream Volume Factor Analysis, koebd
Prior Period	4,216	3,831	4,175
UAE Onshore Concession Expiry Impact	-133	-	-135
Entitlements - Net Interest	-4	-2	-4
Entitlements - Price / Spend	-20	78	-43
Quotas	-	-	-
Divestments	-40	-8	-31
Net Growth	35	155	7
Current Period	4,054	4,054	3,969

Sources and Uses of Funds, $G	4Q14
Beginning Cash	5.0
Earnings	6.6
Depreciation	4.5
Working Capital / Other	-3.6
Proceeds Associated with Asset Sales	0.2
PP&E Adds / Investments and Advances	-9.1
Shareholder Distributions	-5.9
Debt / Other Financing	7.0
Ending Cash	4.7

Notes:

The 4Q14 beginning and ending balances include restricted cash of $0.1G and $0.1G, respectively.

PP&E Adds / Investments and Advances includes PP&E adds of ($8.9G) and net advances of ($0.2G).

EXXON MOBIL CORPORATION

4Q14 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Average Realization Data	4Q14	3Q14	2Q14	1Q14	4Q13
United States
ExxonMobil
Crude ($/b)	63.30	89.60	98.55	93.18	91.75
Natural Gas ($/kcf)	3.72	3.93	4.46	4.78	3.42

Benchmarks
WTI ($/b)	73.41	97.48	103.05	98.75	97.38
ANS-WC ($/b)	74.49	101.38	108.05	105.74	104.67
Henry Hub ($/mbtu)	4.04	4.07	4.68	4.95	3.60

Non-U.S.
ExxonMobil
Crude ($/b)	69.49	96.76	103.72	101.54	101.79
Natural Gas ($/kcf)	9.09	8.47	9.00	10.59	9.93
European NG ($/kcf)	8.61	7.64	8.71	10.36	10.31

Benchmarks
Brent ($/b)	76.27	101.85	109.63	108.22	109.27

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the fourth quarter of 2014.  Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.